UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 23, 2014 (December 17, 2014)

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

(Exact Name of Registrant as Specified in Its Charter)

IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10868 189th Street, Council Bluffs, Iowa	51503
(Address of Principal Executive Offices)	(Zip Code)

(712) 366-0392

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed on the Current Report on Form 8-K on December 11, 2014 (the “Prior Disclosure”) of Southwest Iowa Renewable Energy, LLC (the “Company”), following conclusion of a very successful fiscal year ended September 30, 2014, the Company agreed to retire outstanding convertible subordinated debt in the approximate principal amount of $27,000,000 (the “Convertible Debt”) on December 22, 2014 as held by the Company’s strategic partners, Bunge North America, Inc. (“Bunge”) and ICM Investments, LLC (“ICM”).  In connection with the payment of the Convertible Debt to ICM, and Bunge, and the agreement of each not to convert the Convertible Debt into the Company’s units, the Company has entered into a number of agreements with Bunge and ICM.  The agreements with Bunge and the Waiver Agreement with ICM were summarized and filed in the Prior Disclosure.  The related Unit Agreement (defined below) with ICM is summarized below.

SIRE ICM Unit Agreement

The Company entered into the SIRE ICM Unit Agreement by and between the Company and ICM dated effective December 17, 2014 (the “Unit Agreement”).  Under the Unit Agreement, the Company has agreed to grant ICM the right to sell and put to the Company its 1,000 Series C and 18 Series A Membership Units (the “ICM Units”) commencing anytime during the earliest of  (I) i) January 1, 2017,  ii) a change of control of the Company, or iii) the refinancing of the amounts owed by the Company under its current credit agreement; and (II) ending at 11:59 P.M. Council Bluffs, Iowa time on January 1, 2020 (the “Put Right”).  The purchase price for the ICM Units to be paid by the Company if ICM exercises the Put Right will be the greater of (I) Ten Thousand Eight Hundred Ninety-Seven Dollars ($10,897) or (II) the Fair Market Value of the Units (as defined in the Unit Agreement) at the time of exercise (the “Purchase Price”).  ICM is required to deliver written notice to the Company of its intent to exercise the Put Right with such closing to take place no later than thirty (30) days after the Fair Market Value of the Units has been determined.  Under the Unit Agreement, the Company may finance the Purchase Price for a term not to exceed twenty-four (24) months at an interest rate of eight percent (8%) per annum; pre-payable at any time; with the indebtedness secured by a security interest in, and pledge of, the ICM Units, provided, however, the Company may defer any payments if such payment would cause a violation of a financial covenant of the Company’s credit agreement.

The foregoing description of the Unit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 7.01.	Regulation FD Disclosure

On December 23, 2014, the Company issued a press release related to the payoff of the Convertible Debt on December 22, 2014 held by the Company’s strategic partners, Bunge and ICM, among other matters, as attached hereto at Exhibit 99.1.

The foregoing information (including the exhibit hereto) is being furnished under “Item 7.01- Regulation FD Disclosure.” Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

The filing of this report and the furnishing of this information pursuant to Item 7.01 does not mean that such information is material or that disclosure of such information is required.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	SIRE ICM Unit Agreement by and between Southwest Iowa Renewable Energy, LLC and ICM Investments, LLC dated effective as of December 17, 2014.

99.1	Press Release dated December 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

Date: December 23, 2014	By:	/s/ Brian T. Cahill
Brian T. Cahill
General Manager, President and CEO

Exhibit Index

Exhibit Number	Description

10.1	SIRE ICM Unit Agreement by and between Southwest Iowa Renewable Energy, LLC and ICM Investments, LLC dated effective as of December 17, 2014.

99.1	Press Release dated December 23, 2014.